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                                                                Exhibit 10.5

                   YOUNG & RUBICAM HOLDINGS INC.
                   MANAGEMENT STOCK OPTION PLAN


1.    Purpose of the Plan

      The purpose of the Young & Rubicam Holdings Inc. Management Stock Option Plan is to promote the interests of the Company and its stockholders by providing key employees of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company and its Affiliates and to improve the growth and profitability of the Company.

2.    Definitions

      As used in this Plan, the following capitalized terms shall have the following meanings:

      (a) "Additional Options" shall have the meaning set forth in
Section 4.5 herein.

      (b) "Affiliate" shall mean any entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under
Section 414(b), 414(c), 414(m) or 414(o) of the Code, and any joint venture or partnership 10% or more of the profits or capital interest of which is owned by the Company or an Affiliate.

      (c) "Beneficial Ownership" shall have the meaning set forth in the Stockholders' Agreement.

      (d) "Board" shall mean the Board of Directors of the Company.

      (e) "Business Day" shall have the meaning set forth in the Contribution Agreement.

      (f) "CEO" shall mean the chief executive officer of the Company.


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      (g) "Change of Control" shall mean (i) a transfer by the
HFCP Investors of Beneficial Ownership of shares of Common Stock to any person (including a group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) representing at least 30% of the then Outstanding Shares; or (ii) so long as the Management Voting Trust owns at least 20% of the then Outstanding Shares, (A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act), other than the HFCP Investors and their Affiliates and the Management Voting Trust (and the Voting Trustees thereof), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of shares representing both (x) more than one-third of the Outstanding Shares and (y) more shares than the number of Outstanding Shares then held by the Management Voting Trust, or
(B) the Management Voting Trust and the HFCP Investors no longer collectively owning both a majority of the Outstanding Shares and a majority of the Fully Diluted Shares, or (C) approval by the shareholders of the Company of a reorganization, merger, consolidation, share exchange or similar transaction (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Shares, the Fully Diluted Shares and the voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Company Voting Securities") immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than two-thirds of, respectively, the then Outstanding Shares, the then Fully Diluted Shares and the voting power of the then outstanding Company Voting Securities, as the case may be, of the corporation resulting from such Business Combination or its ultimate parent corporation in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Shares, the Fully Diluted Shares and the voting power of the Company Voting Securities, as the case may be, or (D)(x) a complete liquidation or dissolution of the Company or (y) sale or other disposition of all or substantially all of the assets of the Company other


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than into or to a corporation with respect to which, immediately following such liquidation, dissolution, sale or disposition, more than two-thirds of, respectively, the then Outstanding Shares, the then Fully Diluted Shares and the voting power of the then outstanding Company Voting Securities is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares, the Fully Diluted Shares and the voting power represented by the Company Voting Securities immediately prior to such liquidation, dissolution, sale or disposition in substantially the same proportion as their ownership of the Outstanding Shares, the Fully Diluted Shares and the voting power represented by the Company Voting Securities, as the case may be, immediately prior to such liquidation, dissolution, sale or disposition.

      (h) "Closing" shall have the meaning set forth in the Contribution Agreement.

      (i) "Closing Date" shall have the meaning set forth in the Contribution Agreement.

      (j) "Closing Option" shall have the meaning set forth in
Section 4.2 herein.

      (k) "Code" shall have the meaning set forth in the Contribution Agreement.

      (l) "Committee" shall mean the Compensation Committee appointed by the Board pursuant to the bylaws of the Company and, to the extent then in effect, the Stockholders' Agreement.

      (m) "Common Stock" shall have the meaning set forth in the Stockholders' Agreement.

      (n) "Company" shall mean Young & Rubicam Holdings Inc., a
New York corporation, and its successors.


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      (o) "Company Merger" shall have the meaning set forth in the
Stockholders' Agreement.

      (p) "Consent Period" shall mean the period during which the HFCP Investors shall have the right to approve transactions pursuant to Section 5.04(b) of the Stockholders' Agreement.

      (q) "Contribution Agreement" shall mean the Contribution Agreement, dated October 30, 1996, by and among the HFCP Investors, the Company, Young & Rubicam Inc., a Delaware corporation, the "Restricted Stock Trust" (as defined therein) and Y&R, as it may be amended from time to time.

      (r) "Eligible Employee" shall mean any Employee who is a director or key executive of the Company or an Affiliate or who, in the judgment of the CEO, should be eligible to participate in the Plan due to the services he performs on behalf of the Company or an Affiliate. Directors who are not Employees of the Company or its Affiliates shall not be eligible to participate in the Plan.

      (s) "Employment" shall mean active employment with the Company or any Affiliate or any predecessor thereof. Employment shall also include work by any Person as an independent contractor for the Company or any Affiliate or any predecessor thereof, as the Committee may determine. "Employee" and "Employed" shall have correlative meanings.

      (t) "Executive Options" shall mean, collectively, the Closing Options, the 1998 Performance Options, the 2000
Performance Options and the Additional Options.

      (u) "Exercise Date" shall have the meaning set forth in
Section 8.2 herein.

      (v) "Exercise Notice" shall have the meaning set forth in
Section 8.2 herein.


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      (w) "Exercise Price" shall mean the exercise price per share of Common Stock of each Option Granted under the Plan as set forth in the Plan or in the Stock Option Agreement evidencing such Option.

      (x) "Extended Consent Period" shall mean the period during which either the HFCP Investors shall have the right to approve transactions pursuant to Section 5.04(b) of the Stockholders' Agreement or the HFCP Investors shall own at least 20% of the then Outstanding Shares.

      (y) "Fiscal Year" shall mean, with respect to the Company, the twelve-month period beginning on January 1 and ending on December 31 of each year.

      (z) "Fully Diluted Shares" shall have the meaning set forth in the Stockholders' Agreement.

      (aa) "Grant" shall mean a grant of an Option under the Plan and evidenced by a Stock Option Agreement.

      (bb) "Grant Date" shall mean the date an Option is Granted as set forth in this Plan or in the Stock Option Agreement evidencing such Option.

      (cc) "HFCP Investors" shall have the meaning set forth in the Contribution Agreement.

      (dd) "Initial Public Offering" shall have the meaning set forth in the Stockholders' Agreement. For purposes of the Plan, an Initial Public Offering shall occur on the closing date of such Initial Public Offering.


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      (ee) "Incentive Stock Option" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the Stock Option Agreement by which it is evidenced.

      (ff) "Management Designee" shall have the meaning set forth in the Stockholders' Agreement.

      (gg) "Management Voting Trust" shall mean the voting trust created under the Management Voting Trust Agreement.

      (hh) "Management Voting Trust Agreement" shall mean the Management Voting Trust Agreement entered into as of December 12, 1996, by and among the Company, Young & Rubicam Inc., a New York corporation, Young & Rubicam Inc., a Delaware corporation, the "Management Investors" and the "Voting Trustees" (each as defined therein), as it may be amended or supplemented from time to time.

      (ii) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the Stock Option Agreement by which it is evidenced.

      (jj) "Option" shall mean the option to purchase shares of Common Stock Granted to a Participant under the Plan.

      (kk) "Outstanding Shares" shall have the meaning set forth in the Stockholders' Agreement.

      (ll) "Participant" shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made.

      (mm) "Permitted Transferee" shall have the meaning set forth in Section 6.1 herein.


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      (nn) "Person" shall have the meaning set forth in the
Contribution Agreement.

      (oo) "Plan" shall mean the Young & Rubicam Holdings Inc.
Management Stock Option Plan, as it may be amended from time to time.

      (pp) "Proportionate EBITA" shall have the meaning set forth in the Contribution Agreement.

      (qq) "Registration Rights Agreement" shall have the meaning set forth in the Contribution Agreement.

      (rr) "Roll-Over Option" shall have the meaning set forth in
Section 5.1 herein.

      (ss) "Securities Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

      (tt) "Stock Option Agreement" shall mean an agreement entered into by each Participant and the Company evidencing the Grant of an Option pursuant to the Plan.

      (uu) "Stock Subscription Agreement" shall have the meaning set forth in the Stockholders' Agreement.

      (vv) "Stockholders' Agreement" shall mean the stockholders' agreement dated December 12, 1996, by and among the Stockholders
(as defined therein), the Company, Young & Rubicam Inc., a New
York corporation, and Young & Rubicam Inc., a Delaware corporation, as it may be amended from time to time.

      (ww) "Transfer" shall have the meaning set forth in Section
6.1 herein.

      (xx) "Ultimate General Partner" shall have the meaning set forth in the Contribution Agreement.


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      (yy) "Vesting Event" shall mean (i) an Initial Public
Offering or (ii) a Change of Control.

      (zz) "Voting Trust Certificate" shall have the meaning set forth in the Management Voting Trust Agreement.

      (aaa) "Y&R" shall mean, collectively, Young & Rubicam Inc., a New York corporation (and its wholly-owned subsidiary, Y&R Partner Two Inc.), and Young & Rubicam L.P., a Delaware limited partnership, and their respective subsidiaries and predecessors.

      (bbb) "1998 Performance Options" shall have the meaning set forth in Section 4.3 herein.

      (ccc) "2000 Performance Options" shall have the meaning set forth in Section 4.4 herein.

3.    Administration of the Plan

      The Committee shall administer the Plan. No member of the Committee shall be disqualified from participating in any act or decision by reason of the fact that it may affect any Option Granted to such member hereunder, except to the extent that such act or decision relates specifically and exclusively to such Option Granted to such member. Unless otherwise specified herein, any act or decision of the Committee shall be made by a majority of the members of the Committee.

      3.1 Powers of the Committee. Subject to the provisions of this Plan, in addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to Grant Options; (b) to consult with the CEO regarding which of the Eligible Employees should receive Grants of certain Options;
(c) to consult with the CEO regarding the time or times when Grants of Additional Options should be made, the number of shares of


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Common Stock subject to each such Grant and to determine the exercisability, term and Exercise Price for such Additional Options; (d) to accelerate the right to exercise any or all Options (provided, that such action shall be effective only with the written consent of the HFCP Investors during the Extended Consent Period except to the extent such acceleration involves only the waiver of any terms or conditions not expressly provided for by the Plan); (e) to prescribe the form of any instrument evidencing a Grant; (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (g) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Options; (h) to make all other determinations necessary or advisable for the administration of the Plan; (i) to determine which Company or Affiliate shall be the grantor of any Option; and (j) to make good faith adjustments to the Proportionate EBITA targets described in Sections 4.3 and 4.4 of the Plan in accordance with the definition of Proportionate EBITA.

      3.2 Determinations of the Committee. Any Grant, determination, prescription or other act of the Committee shall be final and conclusively binding upon all Persons.

      3.3 Indemnification of the Committee. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and save harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person's testator or intestate, is or was a member of the Committee.

      3.4 Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be required to Grant any Option or issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options,
(a) unless and until the Committee has determined, with advice of counsel, that the Grant of such


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Option or issuance and delivery of such certificates is in
compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and (b) prior to the Initial Public Offering or a registered public offering pursuant to the Registration Rights Agreement, if the effect of such Grant or issuance or delivery would be to require the Company to register any class of any securities of the Company under the Securities Exchange Act. The Company shall in no event be obligated to register such shares of Common Stock or to take any other action in order to comply with any such law, regulation or requirement with respect to the Grant of such Option or the issuance and delivery of such certificates. In addition to the terms and conditions provided herein, the Committee may require that a Participant or Permitted Transferee make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary in order to comply with any such laws, regulations or requirements.

4.    Executive Options

      Subject to the provisions of this Plan (including adjustment as provided in Section 9.3), the Committee may Grant to Participants Executive Options to purchase shares of Common Stock of the Company which, in the aggregate, do not exceed 1,090,000 shares of Common Stock. To the extent Executive Options Granted under the Plan are exercised, the shares of Common Stock covered thereby will be unavailable for future Grants under the Plan. Except as otherwise provided herein with respect to the 1998 Performance Options and the 2000 Performance Options, to the extent that Executive Options Granted under the Plan terminate, expire or are canceled without having been exercised, Additional Options may be Granted with respect to the shares of Common Stock covered thereby.


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      4.1 Identification of Executive Options. Each Executive
Option Granted under the Plan shall be clearly identified in the Stock Option Agreement evidencing such Executive Option as either an Incentive Stock Option or as a Non-Qualified Stock Option.

      4.2 Closing Options.

      (a) Grant. The Committee shall, at the Closing, Grant Options to purchase up to an aggregate of 408,750 shares of Common Stock to such Eligible Employees and in such amounts per each such Eligible Employee's Option as may be recommended by the CEO with the approval of the HFCP Investors and reflected in Stock Option Agreements. Options Granted pursuant to this Section
4.2 shall be known as "Closing Options." If the aggregate number of shares of Common Stock subject to Closing Options is less than 408,750, any such remaining shares of Common Stock shall be available for issuance pursuant to Additional Options in accordance with Section 4.5 herein.

      (b) Grant Date. The Grant Date of each Closing Option shall be the Closing Date.

      (c) Vesting. With respect to each Closing Option Granted to a Participant, such Closing Option will become exercisable (i) upon its Grant Date, with respect to 40% of the shares of Common Stock subject to such Closing Option, (ii) upon the third anniversary of its Grant Date, with respect to another 30% of such shares, and (iii) upon the fifth anniversary of its Grant Date, with respect to the remaining 30% of such shares.

      (d) Exercise Price. The Exercise Price per share of each
Closing Option shall be $115.00.

      4.3 1998 Performance Options.

      (a) Grant. In the last quarter of Fiscal Year 1997, or such other time as the Committee may choose, the Committee shall Grant
Options to purchase shares of Common Stock to such


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Eligible Employees and in such amounts per each such Eligible
Employee's Option as may be recommended by the CEO and approved by the Committee, and reflected in Stock Option Agreements, in an aggregate number of shares of Common Stock not to exceed 272,500 shares of Common Stock. Options Granted pursuant to this Section
4.3 shall be known as "1998 Performance Options."

      (b) Grant Date. The Grant Date of the 1998 Performance
Options shall be the date as of which the 1998 Performance
Options are Granted by the Committee pursuant to Section 4.3(a) above.

     (c) Vesting. The 1998 Performance Options Granted shall become exercisable only as follows: (i) if the Company achieves Proportionate EBITA of $190 million or higher in Fiscal Year
1998, then the 1998 Performance Options shall become exercisable with respect to an aggregate of 272,500 shares of Common Stock;
and (ii) if the Company fails to achieve Proportionate EBITA of $190 million in Fiscal Year 1998 by $10 million or less, then the 1998 Performance Options shall become exercisable with respect to an aggregate number of shares of Common Stock equal to (x) the difference between the Company's Proportionate EBITA for Fiscal
Year 1998 and $180 million, divided by (y) $10 million, with the result multiplied by (z) 272,500; provided, however, that no such 1998 Performance Option shall become exercisable prior to the later to occur of (A) a Vesting Event and (B) the date of the issuance of a certificate by the Company's independent auditor specifying Proportionate EBITA with respect to Fiscal Year 1998;
and provided, further, that to the extent that the satisfaction of the conditions of the right to exercise any 1998 Performance Option would result in an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code being payable to any Participant, such right to exercise, to the extent necessary to avoid such "excess parachute payment", such 1998 Performance Option shall, if the Company then meets the requirement set forth in Section 280G(b)(5)(A)(ii)(I) of the Code, be subject to approval by


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shareholders of the Company in accordance with Section
280G(b)(5)(B) of the Code. The aggregate number of shares of Common Stock with respect to which 1998 Performance Options become exercisable in the event that the Company's Proportionate EBITA for Fiscal Year 1998 is between $180 million and $190 million and a Vesting Event has occurred is herein referred to as the "Pro Rata 1998 Performance Option Shares."

      In addition, with respect to each Participant, the exercisability of any 1998 Performance Option with respect to any number of shares of Common Stock underlying such 1998 Performance Option may also be subject to such additional terms and conditions as the CEO in consultation with the Committee may deem appropriate and as may be reflected in the Stock Option Agreement evidencing such 1998 Performance Option. In the event that the Company's Proportionate EBITA for Fiscal Year 1998 is between $180 million and $190 million and a Vesting Event has occurred, the Committee shall (I) determine which Participants holding outstanding 1998 Performance Options have satisfied the additional terms and conditions set forth in their Stock Option Agreements, (II) cause each such Participant's 1998 Performance Option to become exercisable with respect to an aggregate number of shares of Common Stock equal to (aa) the difference between the Company's Proportionate EBITA for Fiscal Year 1998 and $180 million, divided by (bb) $10 million, with the result multiplied by (cc) the number of shares of Common Stock subject to such 1998 Performance Option, and (III) shall determine which of such Participants' 1998 Performance Options may become exercisable with respect to additional numbers of shares of Common Stock in an aggregate amount not to exceed the Pro Rata 1998 Performance Option Shares less the aggregate number of shares with respect to which such Participants' 1998 Performance Options have become exercisable pursuant to clause (II) of this sentence.

     To the extent the 1998 Performance Options would not become exercisable as a result of the Company's Proportionate EBITA for Fiscal Year 1998, such 1998 Performance Options


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(or portions thereof) shall be canceled and the shares of Common
Stock subject thereto will not be available for issuance pursuant to Additional Options in accordance with Section 4.5 herein. If any 1998 Performance Option Granted to a Participant (or portion thereof) does not become exercisable due to such Participant's failure to satisfy any further terms and conditions as may be set forth in his Stock Option Agreement, such 1998 Performance Option (or portion thereof) shall be canceled and the shares of Common Stock subject thereto will be available for issuance pursuant to Additional Options in accordance with Section 4.5 herein.

     (d) Exercise Price. The Exercise Price per share of each
1998 Performance Option shall be $115.00.

      4.4 2000 Performance Options.

      (a) Grant. In the last quarter of Fiscal Year 1999, or such other time as the Committee may choose, the Committee shall Grant Options to purchase shares of Common Stock to such Eligible Employees and in such amounts per each such Eligible Employee's Option as may be recommended by the CEO and approved by the Committee, and reflected in Stock Option Agreements, in an aggregate number of shares of Common Stock not to exceed 272,500 shares of Common Stock. Options Granted pursuant to this Section
4.3 shall be known as "2000 Performance Options."

      (b) Grant Date. The Grant Date of the 2000 Performance
Options shall be the date as of which the 2000 Performance
Options are Granted by the Committee pursuant to Section 4.4(a) above.

      (c) Vesting. The Committee shall determine the aggregate number of shares of Common Stock with respect to which the 2000 Performance Options shall potentially become


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exercisable as follows: (A) if the Company achieves Proportionate
EBITA of $230 million or higher in Fiscal Year 2000, then the 2000 Performance Options shall potentially become exercisable with respect to an aggregate of 272,500 shares of Common Stock; and (B) if the Company fails to achieve Proportionate EBITA of $230 million in Fiscal Year 2000 by $20 million or less, then the 2000 Performance Options shall potentially become exercisable with respect to an aggregate number of shares of Common Stock equal to (x) the difference between the Company's Proportionate EBITA for Fiscal Year 2000 and $210 million, divided by (y) $20 million, with the result multiplied by (z) 272,500. The aggregate number of shares of Common Stock with respect to which 2000 Performance Options potentially become exercisable in the event that the Company's Proportionate EBITA for Fiscal Year 2000 is between $210 million and $230 million is herein referred to as the "Pro Rata 2000 Performance Option Shares."

      In addition, with respect to each Participant, the potential exercisability of any 2000 Performance Option with respect to any number of shares of Common Stock underlying such 2000 Performance Option may also be subject to such further terms and conditions as the CEO in consultation with the Committee may deem appropriate and as may be reflected in the Stock Option Agreement evidencing such 2000 Performance Option. In the event that the Company's Proportionate EBITA for Fiscal Year 2000 is between $210 million and $230 million, the Committee shall (I) determine which Participants holding outstanding 2000 Performance Options have satisfied the additional terms and conditions set forth in their Stock Option Agreements, (II) determine that each such Participant's 2000 Performance Option may potentially become exercisable with respect to an aggregate number of shares of Common Stock equal to (aa) the difference between the Company's Proportionate EBITA for Fiscal Year 2000 and $210 million, divided by (bb) $20 million, with the result multiplied by (cc) the number of shares of Common Stock subject to such 2000 Performance Option, and (III) shall determine which of such Participants' 2000 Performance Options may potentially become exercisable with respect to additional numbers of shares of Common Stock in an aggregate amount not to exceed the Pro Rata 2000 Performance Option Shares less the aggregate number


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of shares with respect to which such Participants' 2000
Performance Options have potentially become exercisable pursuant to clause (II) of this sentence.

      To the extent that each 2000 Performance Option Granted to a Participant is potentially exercisable pursuant to the preceding paragraphs of this Section 4.4(c), such 2000 Performance Option will become exercisable (i) upon the date of the issuance of a certificate by the Company's independent auditor specifying Proportionate EBITA with respect to Fiscal Year 2000, with respect to 40%, (ii) upon the second anniversary of such issuance date, with respect to another 30%, and (iii) upon the third anniversary of such issuance date, with respect to the remaining 30%.

      To the extent the 2000 Performance Options would not become exercisable as a result of the Company's Proportionate EBITA for Fiscal Year 2000, such 2000 Performance Options (or portions thereof) shall be canceled and the shares of Common Stock subject thereto will not be available for issuance pursuant to Additional Options in accordance with Section 4.5 herein. If any 2000 Performance Option Granted to a Participant (or portion thereof) does not become exercisable due to such Participant's failure to satisfy any further terms and conditions as may be set forth in his Stock Option Agreement, such 2000 Performance Option (or portion thereof) shall be canceled and the shares of Common Stock subject thereto will be available for issuance pursuant to Additional Options in accordance with Section 4.5 herein.

     (d) Exercise Price. The Exercise Price per share of each
2000 Performance Option shall be $115.00.

      4.5 Additional Options.

      (a) Grant. (i) The Committee may, at any time after the Closing, Grant Options to purchase up to an aggregate of 136,250 shares of Common Stock (plus any remaining shares of Common Stock which were not subject to Closing Options as set forth in Section 4.2(a) and


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such additional shares of Common Stock as may become available for Grant as Additional Options through the expiration, termination or cancellation of unexercised Executive Options in accordance with terms of the Plan or any Stock Option Agreement) to such Eligible Employees and in such amounts per each such Eligible Employee's Option as may be recommended by the CEO and approved by the Committee and reflected in Stock Option Agreements. To the extent an unexercised Option is settled by means of the deemed repurchase of the shares of Common Stock issuable thereunder, such shares shall not be available for Additional Options even though such Options were "unexercised."

      (ii) To the extent that Options have not been Granted with respect to all of the shares of Common Stock available for the Grant of Options to Participants under the Plan prior to the ninth anniversary of the Closing Date, the Management Voting Trust may Grant the remaining Additional Options (plus such Additional Options as may become available for Grant through the expiration, termination or cancellation of unexercised Options on or after the nine-year anniversary of the Closing Date) to such Eligible Employees and in such amounts per each such Eligible Employee's Additional Option and with such terms and conditions as it may determine in its sole discretion.

      (iii) Options Granted pursuant to this Section 4.5 shall be known as "Additional Options."

      (b) Grant Date. The Grant Date of any Additional Option shall be the date as of which such Additional Option is Granted by the Committee pursuant to Section 4.5(a) above.

      (c) Vesting. Any Additional Option Granted by the Committee shall become exercisable as determined by the Committee and specified in the Stock Option Agreement evidencing such Additional Option; provided, however, that the terms upon which any Additional Option Granted as a result of the expiration, termination or cancellation of an


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unexercised Closing Option, 1998 Performance Option or 2000
Performance Option may be exercised shall be no more favorable to the Participant than such terms would have been had such Participant been Granted a Closing Option, 1998 Performance
Option or 2000 Performance Option, respectively.

      (d) Exercise Price. The Exercise Price per share of any Additional Option which is a Non-Qualified Stock Option shall be such price as the Committee shall determine on the Grant Date of such Non-Qualified Stock Option. The Exercise Price per share of any Additional Option which is an Incentive Stock Option shall be not less than 100% of the fair market value of a share of Common Stock on the Grant Date of such Incentive Stock Option. The Exercise Price per share of any Additional Option shall be determined by the Committee and specified in the Stock Option Agreement evidencing such Additional Option; provided, however, that the Exercise Price per share of any Additional Option Granted as a result of the expiration, termination or cancellation of an unexercised Closing Option, 1998 Performance Option or 2000 Performance Option shall not exceed $115.00.

      4.6 Executive Option Term. Each Executive Option Granted under this Section 4 shall not be exercisable after the later to occur of (a) the expiration of ten years from such Executive Option's Grant Date or (b) with respect to the 1998 Performance Options only, the second anniversary of the Vesting Event triggering exercisability.

      4.7 Limitations on Grant of Incentive Stock Options.

      (a) $100,000 Limitation. The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate (or any "subsidiary corporation" of the Company as such term is defined in Section 424 of the Code) shall not exceed $100,000. Such fair market value shall be determined as of the Grant Date of each such Incentive Stock Option. In the event that the aggregate fair market value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options Granted hereunder to such Participant shall, to the extent and in the order in which they were Granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

      (b) Ten Percent Owner Limitation. No Incentive Stock Option may be Granted to an individual if, at the time of the proposed Grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its "subsidiary corporations" (within the meaning of Section 426 of the Code), unless (i) the Exercise Price per share of such Incentive Stock Option is at least one hundred and ten percent of the fair market value of a share of Common Stock at the time such Incentive Stock Option is Granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from its Grant Date.

      (c) Grant Date Limitation. Each Incentive Stock Option must be Granted within ten years from the date the Plan is adopted or the date the Plan is approved by stockholders of the Company, whichever is earlier.

5.    Roll-Over Options

      5.1 Grant. Subject to the provisions of this Plan (including adjustment as provided in Section 9.3), the Committee shall at the Closing Grant Options to purchase in the aggregate 1,121,571 shares of Common Stock to certain Eligible Employees in such amounts per each such Eligible Employee's Option and subject to such conditions as may be set forth in the Stock Subscription Agreement applicable to such Eligible Employees and reflected in Stock Option Agreements. Options Granted pursuant to this Section 5 shall be known as "Roll-Over Options." To the extent Roll-Over Options Granted under the Plan are exercised or otherwise terminate, expire or are canceled, the shares of Common Stock covered thereby will not be available for future Grants under the Plan.

      5.2 Grant Date. The Grant Date of each Roll-Over Option shall be the Closing Date.

      5.3 Vesting. Each Roll-Over Option will be exercisable upon its Grant Date with respect to 100% of the shares of Common Stock subject to such Roll-Over Option.

      5.4 Exercise Price. The Exercise Price per share of each
Roll-Over Option shall be $28.75, or such other Exercise Price per share greater than $28.75 as may be set forth in the Stock
Option Agreement evidencing such Roll-Over Option.

      5.5 Term. Each Roll-Over Option shall expire with respect to 50% of the shares of Common Stock subject to such Roll-Over Option upon the fifth anniversary of its Grant Date and shall expire with respect to the remaining 50% of such shares upon the seventh anniversary of its Grant Date.

      5.6 Identification of Roll-Over Options. All Roll-Over
Options subject to this Plan shall be Non-Qualified Stock
Options.

6.    Transfer Restrictions

      6.1 General. Subject to Section 6.2, no Option, or right to exercise any Option, shall directly or indirectly be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of (each, a "Transfer") other than to a transferee by will or the laws of intestate succession (a "Permitted Transferee"), and no such Transfer shall be effective to bind the Company unless (a) the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the Transfer and (b) such Permitted Transferee (i) agrees in writing to be bound by the Plan and the Stock Option Agreement, as if he had been an original signatory thereto, and (ii) executes and delivers to the Committee such documents as may be requested by the Committee from time to time, including without limitation, any voting trust or stockholders' agreement or supplement thereto as the Committee may prescribe.

      6.2 Incentive Stock Options. During the lifetime of a Participant, each Incentive Stock Option Granted to him shall be exercisable only by him. No Incentive Stock Option shall be Transferred to a Permitted Transferee otherwise than by will or by the laws of descent and distribution.

7.    Termination of Employment

      In the event that a Participant's Employment is terminated for any reason (a) the portion of any Option granted to such Participant that was exercisable at the time of such termination shall remain exercisable until the expiration of thirty (30) days after the termination of such Participant's Employment, at which time all Options Granted to such Participant shall expire, and
(b) the portion of any Option granted to such Participant that was not exercisable at the time of such termination shall expire at the close of business on the date of such termination;

provided, however, that no Option shall be exercisable after the expiration of its term as set forth herein or in the Stock Option
Agreement evidencing such Option.

8.    Exercise of Options

      8.1 General. A Participant or his Permitted Transferee may exercise any Option in whole or in part by serving an Exercise Notice on the Company as provided in Section 8.2 hereto; provided, however, that no partial exercise of an Option shall be for an aggregate Exercise Price of less than $1,000. The Participant or Permitted Transferee may pay the Exercise Price
(a) in cash or by certified check, bank cashier's check or wire transfer, and/or (b) subject to the approval of the Committee, by delivering (i) shares of Common Stock already owned by such Participant or Permitted Transferee (such shares to be valued at the same value as the shares of Common Stock received pursuant to the exercise of such Option are valued by the Company at that time for purposes of determining the applicable withholding taxes or other similar charges incurred) or (ii) with the written consent of the HFCP Investors during the Consent Period, a recourse note to the Company with such terms and conditions as the Committee may require, including any pledge of the related shares. For purposes of Sections 8.1 and 8.4, a Participant or Permitted Transferee shall be deemed to have delivered shares of Common Stock held in the Management Voting Trust by delivering his Voting Trust Certificate to the Management Voting Trust which Voting Trust Certificate shall be returned to such Participant or Permitted Transferee after having been adjusted to reflect the delivery of such shares in accordance with Section 3.6 of the Management Voting Trust Agreement.

      8.2 Method of Exercise. An Option shall be exercised by delivery of written notice to the Company's principal office (the "Exercise Notice"), to the attention of its Secretary, no less than two Business Days in advance of the effective date of the proposed exercise (the "Exercise Date"). Such notice shall be accompanied by the Stock Option Agreement evidencing the Option and shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Exercise Date and any requests with respect to the form of payment and withholding taxes or other similar charges as provided in Sections 8.1 and 8.4, respectively, and (b) be signed by the Participant or Permitted Transferee, as the case may be. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the Stock Option Agreement evidencing such Option, marked with any notations deemed appropriate by the Committee, shall be returned to the Participant or Permitted Transferee exercising such Option together with the delivery of the certificates described in
Section 8.3 hereof.

      8.3 Certificates of Shares. Upon the exercise of an Option, certificates of shares of Common Stock, legended as provided in
Section 6.03 of the Stockholders' Agreement, shall be issued as soon as practicable following the Exercise Date, either (a) if the Management Voting Trust has been terminated in accordance with its terms, in the name of the Participant or his Permitted Transferee, as the case may be, and delivered to such Participant or Permitted Transferee, as the case may be, or (b) if the Management Voting Trust has not been terminated in accordance with its terms, in the name of the Management Voting Trust and delivered to the Management Voting Trust, pursuant to Section 1.2 of the Management Voting Trust Agreement, and Voting Trust Certificates with respect thereto shall be delivered by the Management Voting Trust to such Participant or Permitted Transferee. Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

      8.4 Withholding Taxes. At the time that a Participant or Permitted Transferee exercises his Option in whole or in part by delivery of the Exercise Notice, such Participant or Permitted Transferee may request, subject to the approval of the Committee, that the Company withhold a number of the shares of Common Stock that are to be distributed to the Participant or Permitted Transferee the value of which would be sufficient to satisfy the applicable withholding taxes or other similar charges incurred in connection with the exercise of the Option or, if the Committee consents, the value of which would be sufficient to satisfy the estimated total taxes and charges that would be incurred by the Participant or Permitted Transferee as a result of such exercise. Otherwise, the Participant or Permitted Transferee either must (a) pay to the Company in cash an amount sufficient to satisfy such withholding taxes or other similar charges or (b) subject to the approval of the Committee, deliver
(i) shares of Common Stock already owned by such Participant or Permitted Transferee in a number the value of which would be sufficient to satisfy such withholding taxes or other similar charges or, if the Committee consents, the value of which would be sufficient to satisfy the estimated total taxes and charges that would be incurred by the Participant or Permitted Transferee as a result of such exercise or (ii) with the written consent of the HFCP Investors during the Consent Period, a recourse note to the Company with such terms and conditions as the Committee may require, including any pledge of the related shares. Shares of Common Stock either withheld or delivered to satisfy such withholding taxes or other similar charges pursuant to this
Section 8.4 shall be valued at the same value as the shares of Common Stock received pursuant to the exercise of such Option are valued by the Company at that time for purposes of determining the applicable withholding taxes or other similar charges.

9.    Administration of the Plan and Options

      9.1 Termination of the Plan and Options. No Options shall be Granted under the Plan after the tenth anniversary of the Closing Date. The Committee, with the written consent of the HFCP Investors during the Extended Consent Period and the Management Voting Trust, may at any time terminate the Plan and may at any time, without amendment to the Plan or any relevant Stock Option Agreement, terminate the Options then outstanding, whether or not exercisable; provided, however, that no such action will, without the consent of a Participant, adversely affect his rights under an outstanding Option; and provided, further, that the Company, in full consideration of the termination of any Option, pays to each Participant an amount in cash for each share of Common Stock subject to such Option equal to (a) the value at which a share of Common Stock received pursuant to the exercise of such Option would have been valued by the Company at that time for purposes of determining applicable withholding taxes or other similar charges, minus (b) the Exercise Price per share of such Option and (c) applicable withholding taxes and other similar charges.

      9.2 Amendment of Plan and Options. The Committee may, with the written consent of the HFCP Investors during the Consent Period (and during the Extended Consent Period with respect to any amendment accelerating the right to exercise any or all Options or any other amendment improving the terms of such Options, except to the extent such acceleration or amendment involves the waiver or amendment of any terms or conditions not expressly provided for by the Plan) and the Management Voting Trust, revise or amend the Plan and the terms and conditions of the Options in any respect whatsoever; provided, however, that in either case any such amendment shall not impair the Participants' rights under any outstanding Options without such Participants' consent; and provided, further, that without approval of the stockholders of the Company no revision or amendment shall (a) increase the aggregate number of shares of Common Stock which may be issued pursuant to Options Granted under this Plan, other than in accordance with Section 9.3 of this Plan, or (b) change the definition of Eligible Employee.

      9.3  Adjustment Upon Changes in Company Stock.

      (a) Increase or Decrease in Issued Shares Without
Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of

Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each Option and the Exercise Price per share of each such Option. In the event of any change in the number of shares of Common Stock outstanding by reason of an event or change as set forth in the prior sentence, the maximum aggregate number of shares of Common Stock with respect to which Options may be Granted under the Plan shall be appropriately adjusted by the Committee.

      (b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation and/or property, including cash), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Options would have received in such merger or consolidation.

      (c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger, consolidation or share exchange involving the Company in which the Company is not the surviving or acquiring corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Company Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

           (A) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property for which such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the

      Committee in its absolute discretion, in the exercise price of the options, or the number of shares or amount of property subject to the options or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Options; or

           (B) by a unanimous vote of its members, cancel, effective immediately prior to the occurrence of such event, the Options outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participants an amount in cash, for each share of Common Stock subject to the Option, equal to the excess of (1) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the Exercise Price per share of such Option; provided, however, that after the occurrence of an Initial Public Offering, such action may be taken pursuant to this Section 9.3(c)(B) by a majority of the members of the Committee but only if at least one Management Designee on such Committee votes in favor of such action.

      (d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 9.3(a), (b) or (c) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the Exercise Price per share of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights. In the event of any change in the number of shares of Common Stock outstanding by reason of an event or change as set forth in the prior sentence, the maximum aggregate number of shares of Common Stock with respect to which Options may be Granted under the Plan shall be appropriately adjusted by the Committee.

      (e) No Other Rights. Except as expressly provided in the Plan or the Stock Option Agreements evidencing the Options, the Participants shall not have any rights by reason of any subdivision or consolidation of shares of Common Stock or shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of Common Stock or shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Stock Option Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the Exercise Price of such Options.

      9.4 Rights as Stockholders. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options Granted pursuant to the Plan until the date the Participants or the Management Voting Trust become the registered owners of such shares. Except as otherwise expressly provided in Sections 9.2 and 9.3 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

      9.5 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of the Options.

      9.6 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

      9.7 Delivery of Documents. As a condition to the Grant of any Option to an Eligible Employee under the Plan, such Eligible Employee shall execute and deliver to the Committee such documents as may be requested by the Committee from time to time, including without limitation, any voting trust or stockholders' agreement or supplement thereto as the Committee may prescribe.

10.   Restrictions on Common Stock

      The rights and obligations of the Participants and their Permitted Transferees with respect to Common Stock obtained through the exercise of the Options provided in the Plan shall be governed by the terms and conditions of the Stockholders' Agreement and the Management Voting Trust Agreement while such Agreements are in effect. Notwithstanding any other provision of this Plan, no Person shall be Granted an Option unless he has theretofore become, or concurrently becomes, a party to the Stockholders' Agreement and the Management Voting Trust Agreement while such Agreements are in effect.

11.   Miscellaneous

      11.1 Notices. (a) All notices, requests, demands or other communications required by or otherwise with respect to the Plan shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger, or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to the Participant:

           To the address shown on the Stock Option
           Agreement.

      If to the Company:
           Young & Rubicam Holdings Inc.

           285 Madison Avenue
           New York, New York  10017-6486
           Attention: Stephanie W. Abramson, Esq.
           Facsimile: (212) 210-5544

      If to the Management Voting Trust:
           Management Voting Trust
           c/o Young & Rubicam Holdings Inc.
           285 Madison Avenue
           New York, New York  10017-6486
           Attention: Stephanie W. Abramson, Esq.,
                      Voting Trustee Representative
           Facsimile: (212) 210-5544

      If to the HFCP Investors:
           H&F Investors III, Inc.
           One Maritime Plaza
           12th Floor
           San Francisco, California  94111
           Attention: Philip Hammarskjold
           Facsimile: (415) 788-0176

(or, as to any party, to such other address as such party shall from time to time designate by written notice to the other parties). Notices sent by registered or certified mail in accordance with this Section 11.1 shall be deemed delivered as of the date posted in the United States mail.

      (b) Whenever the Plan contemplates delivery to, or action (such as consent, approval or waiver) by, (i) the HFCP Investors, delivery to, or action (evidenced in writing) by, the Ultimate General Partner shall bind the HFCP Investors or (ii) the Management Voting Trust, delivery to, or action (evidenced in writing) by, the Voting Trustee representative (set forth in subsection(a) of this Section 11.1) shall bind the Management Voting Trust.

      (c) Whenever the Plan requires delivery to, or action (such as consent, approval or waiver) by, the Management Voting Trust, such delivery or action shall only be required while the Management Voting Trust is extant.

      11.2 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

      11.3 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company, the HFCP Investors, Participants and Permitted Transferees shall be enforceable to the fullest extent permitted by law.

      11.4 Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Options will be used for general corporate purposes.

      11.5 Gender. All references herein to the masculine gender shall include the feminine.

      11.6 Governing Law. Prior to the Company Merger, the Plan shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws; provided, however, that, following the Company Merger, (a) then with respect to any question of construction arising after such Company Merger, the Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflict of laws and (b) each Participant and Permitted Transferee and each of the HFCP Investors agrees to submit to personal jurisdiction and to waive any objection as to venue of the Court of Chancery in the

State of Delaware in connection with any action arising out of or relating to the Plan. Service of process on each Participant and Permitted Transferee and each of the HFCP Investors and the Company in any action arising out of or relating to the Plan shall be effective if served upon such Person by mail in accordance with Section 11.1.